AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       of
                            CRITICAL HOME CARE, INC.

(Pursuant to Section 78.385, 78.390 and 78.403 of the Nevada General Corporation
Law)


     The undersigned, President of Critical Home Care, Inc.(the "Corporation"), does hereby certify as follows:

     1. The name of the Corporation is: Critical Home Care, Inc.

     2. The Articles of Incorporation of the Corporation have been amended (the "Amendments") by amending Article 4 to change the par value and increase the number of authorized shares of the Company's common stock to 150,000,000, $.001 par value per share, from 100,000,000, $.25 par value per share, and authorize the issuance of serial preferred stock, consisting of 5,000,000 shares, with authority vested in the Board of Directors of the Company to prescribe the classes, series and number of each class or series of the preferred stock of the Company and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of the preferred stock of the Corporation and by deleting Article 12 in its entirety.

     3. The Board of Directors of the Corporation adopted a resolution setting forth the Amendment and declaring its advisability.

     4. The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 65.0%.

     5. The text of the Articles of Incorporation as amended or supplemented is restated to read in its entirety as follows:

          1.   The name of this corporation is: Critical Home Care, Inc.

          2. Offices for the transaction of any business of the Corporation, and where meetings of the Board of Directors and of Stockholders may be held, may be established and maintained in any part of the State of Nevada, or in any other state, territory, or possession of the United States.

          3.   The nature of the business is to engage in any lawful activity.



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          4.   The  number  of  shares  of  common  stock  the   Corporation  is
               authorized to issue is 150,000,000  shares of Common Stock, $.001
               par  value.   The  number  of  shares  of  preferred   stock  the
               Corporation is authorized to issue is 5,000,000, all of which are of a par value of $.001 each (the "Preferred Stock"). Shares of Preferred Stock may be issued from time to time in one or more series as may be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional, and other rights of
               each  such  series  and  the  qualifications,   limitations,   or
               restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the Board of Directors is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred
               Stock,  the  designation,   powers,  preferences,   and  relative
               participating,    optional,    and   other   rights,    and   the
               qualifications, limitations, and restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing, the following:

               (i) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute, each series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the Board of Directors;

               (ii) The rate and  times at which,  and the terms and  conditions upon which dividends, if any, on shares of the series shall be paid, the extent of preferences or relations, if any, of such dividends to the dividends payable on any other class or classes of stock of the Corporation or on any series of Preferred Stock and whether such dividends shall be cumulative or non-cumulative.

               (iii)The  right,  if any,  of the  holders  of shares of the same series to convert the same into, or exchange the same for any other class or classes of the Corporation and the terms and conditions of such conversion or exchange;

               (iv) Whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of any class or classes of stock of the Corporation, cash or other property and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;

               (v) The rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution, or sale of assets, dissolution, or winding up of the Corporation;



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               (vi) The terms of any  sinking  fund or  redemption  or  purchase account,  if any, to be  provided  for shares of the series;
                    and

               (vii)The voting  powers,  if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (A) the right to more or less than one vote per share on any or all matters voted on by the stockholders, and (B) the right to vote as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, on such matters, under such circumstances, and on such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more Directors of the Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

                         No  holder  of any of the  shares  of any  class of the
                    Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

          5. The members of the governing board of the Corporation shall be styled directors, of which there shall be no less than 1.

          6.   This Corporation shall have perpetual existence.

          7.   This  Corporation  shall  have  a  president,   a  secretary,   a
               treasurer, and a resident agent, to be chosen by the Board of Directors, any person may hold two or more offices.

          8. The Capital Stock of the Corporation, after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and the individual liable for the debts and liabilities of the Corporation, and the Articles of Incorporation shall never be amended as the aforesaid provisions.



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          9.   No director  or officer of the  Corporation  shall be  personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article of the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of officer of the Corporation for acts or omissions prior to such repeal or modification.


         Dated: 5/4, 2004

                                       /s/

                               David Bensol, President